EXHIBIT 99.1

Steel Partners Holdings Declares Regular Quarterly Distribution
On its Series A Preferred Units

NEW YORK, N.Y. - August 6, 2024 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced that its board of directors has declared a regular quarterly cash distribution of $.375 per unit, payable September 15, 2024, to unitholders of record as of September 1, 2024, on its 6% Series A Preferred Units, no par value ("Series A Preferred").

Any future determination to declare distributions on the Series A Preferred, and any determination to pay such distributions in cash or in kind, or a combination thereof, will remain at the discretion of Steel Partners' board of directors and will be dependent upon a number of factors, including the company's results of operations, cash flows, financial position, and capital requirements, among others.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking, and youth sports.

Forward-Looking and Cautionary Statements:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including statements regarding future cash distributions. These statements are based on management's estimates and assumptions with respect to future events, and are believed to be reasonable, though are inherently difficult to predict. The Company cautions that these forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in these forward-looking statements. Undue reliance should, therefore, not be placed on such forward-looking statements. Any forward-looking statements contained in this announcement apply only as at the date of this announcement and are not intended to give any assurance as to future results. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

For more information, contact:
Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com